Exhibit 3(e)2

                            MISSISSIPPI POWER COMPANY


                                     BYLAWS










                           AMENDED: February 28, 2001


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                            MISSISSIPPI POWER COMPANY
                                     BYLAWS
                                    ARTICLE I
                                  Stockholders
SECTION 1.01.  Annual Meeting.
         The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other corporate business as may properly come before such meeting shall be held at the Corporation's office at Gulfport, in the State of Mississippi, or at such other place within or without the State of Mississippi as the Chairman of the Board, the President or the Board of Directors may determine on the last Tuesday in June in each year; provided, however, that the Chairman of the Board, the President or the Board of Directors may fix an earlier day for such annual meeting of shareholders in any particular year; and provided further that, if the day fixed for such annual meeting of shareholders is a legal holiday, such meeting shall be held on the first day thereafter which is not a legal holiday. [79-4-7.01]
SECTION 1.02. Special Meetings.
         Subject to the provisions of Article Fourth of the Corporation's Articles of Incorporation, special meetings of the shareholders of the Corporation may be held at such time and at such place within or without the State of Mississippi as the Chairman of the Board, the President or the Board of Directors may determine. A special meeting may be called at any time by the Chairman of the Board, the President, the Board of Directors, the Executive Committee or shareholders holding one-tenth of the then outstanding capital stock entitled to vote. [79-4-7.02] SECTION 1.03. Notice of Meetings of Stockholders.
         Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Secretary or the other officer performing his duties, or the officer or persons calling the meeting not less than ten nor more than fifty days before the meeting, either personally or by mail, to each shareholder of record entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. [79-4-7.05] Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. [79-4-7.06] SECTION 1.04. Fixing Date for Determination of Stockholders of Record.
         In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a record date for any such determination of shareholders, which shall not be more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. [79-4-7.07 & 79-4-7.20(a)] SECTION 1.05. Quorum.
         Subject to the provisions of Article Fourth of the Corporation's Articles of Incorporation, at all meetings of shareholders, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of any business. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall constitute the act of shareholders. [79-4-7.25] SECTION 1.06. Voting Rights of Shareholders.
         Each shareholder of record entitled to vote in accordance with the laws of the State of Mississippi, the Corporation's Articles of Incorporation, or these Bylaws, shall at every meeting of shareholders be entitled to one vote in person or by proxy for each share of stock entitled to vote, but no proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. [79-4-7.21 & 79-4-7.22] SECTION 1.07. Voting List - Shareholder Examination.
         The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. No shareholder shall be entitled to inspect any such list or the stock transfer books unless such inspection shall be made in good faith for a proper purpose. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
[79-4-7.20(b)-(d)]
         Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting. [79-4-7.20(e)] SECTION
1.08. Consent in Lieu of Meeting.
         Any corporate action either required or permitted by the Business Corporation Act of Mississippi, the Corporation's Articles of Incorporation, or these Bylaws, to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. [79-4-7.04(a)]

                                   ARTICLE II
                                    Directors
SECTION 2.01.  Management of Business.
         The business and affairs of the Corporation shall be managed by the Board of Directors. The provisions of this Article II shall be subject to Article Fourth of the Corporation's Articles of
Incorporation.  [79-4-8.01(b)]
SECTION 2.02.  Number and Qualification of Directors.
         The number of directors shall be not less than three nor more than fifteen, the number to be fixed at the annual or any special meeting of the stockholders entitled to vote for the election of directors, but no decrease shall have the effect of shortening the term of any incumbent director. [79-4-8.03(a)-(c)]

          Directors need not be residents of Mississippi or shareholders of the Corporation. [79-4-8.02] No person who is engaged or interested in a competing business either individually or as employee or stockholder, shall serve as a director without the consent of a majority of interest of the stockholders. [79-4-8.31]

         A person being a full-time executive employee of the Corporation or its parent company or any affiliated company when first elected a director of the Corporation (hereinafter sometimes referred to as an "employee-director") shall not be eligible to serve as a director when he ceases to be an executive employee, whether by reason of resignation, retirement or other cause; and a person not an employee-director shall not be eligible to serve as a director of the Corporation after his 70th birthday. Any employee-director who is not eligible to serve as a director by reason of the foregoing provisions shall be eligible to serve as an advisory director until he shall have reached his 70th birthday, if elected or re-elected by the Board of Directors, upon the recommendation of the Chief Executive Officer of the Corporation. The term of office of each advisory director shall terminate on the earlier of the date when he ceases to be eligible for such position or, subject to reappointment, the date of the first meeting of the Board of Directors after the annual meeting of stockholders next following his appointment. Any person eligible for election as an advisory director must be one whose services as such will be, in the opinion of the Board of Directors, of value to the Corporation. An advisory director shall be entitled to notice of, to attend, and to advise but not to vote at meetings of the Board of Directors and of any committees thereof to which he shall be appointed. An advisory director shall not be counted in determining the existence of a quorum, and for his services may be paid, in the discretion of the Board of Directors, compensation and reimbursement of expenses on the same basis as if he were a director. SECTION 2.03. Election and Term.
         The directors shall be elected at the annual meeting of shareholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal. The Board of Directors, as soon as may be convenient after the election of directors in each year, may appoint one of their number Chairman of the Board. [79-4-8.03(d)]
SECTION 2.04. Vacancies and Newly Created Directorships.
         In case of any vacancies in the Board of Directors through death, resignation, disqualification or any other cause, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy by the affirmative vote of a majority of the remaining directors, which shall constitute a quorum for such purpose, and the director or directors so chosen shall hold office until the next annual election by shareholders and until their successor or successors shall be elected and qualified. [79-4-8.10]
SECTION 2.05. Removal.
         At a meeting called expressly for that purpose, any and all of the directors may at any time be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. [79-4-8.08] SECTION 2.06. Quorum of Directors.
         At all meetings of the Board of Directors, one-half of the number of directors then in office or, if there shall be an odd number of directors, then a majority thereof, shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. [79-4-8.24] SECTION 2.07. Annual Meeting.
         The newly elected Board of Directors shall meet as soon as practicable after the annual meeting of shareholders, within or without the State of Mississippi, and no notice of such meeting shall be necessary.
[79-4-8.20]
SECTION 2.08.  Regular Meetings.
         Regular meetings of the Board may be held at such time and place, within or without the State of Mississippi, as shall from time to time be fixed by the Chairman of the Board, the President or the Board of Directors, and no notice of such meeting shall be necessary. [79-4-8.20] SECTION 2.09. Special Meetings.
         Special meetings may be called at any time by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or by the Board of Directors. Special meetings shall be held at such place, within or without the State of Mississippi, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. [79-4-8.20]
         Notice of a special meeting shall be given by the Secretary, or such other officer performing his duties, to each director at least two days prior to such meeting, if delivered by express mail or courier, or one day's notice if given by telegram or telecopy or personal communication by telephone or otherwise, or not later than the fourth day prior to the meeting if given by regular, postage-prepaid U.S. mail. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice by mail or telegraph to the usual business or residence address of the director shall be sufficient. The business to be transacted at or the purpose of a special meeting of the Board of Directors need not be stated in such notice or waiver of notice and any and all business may be transacted at a special meeting of the Board of Directors. [79-4-8.22 & 79-4-8.23] SECTION 2.10. Action Without a Meeting.
         Any corporate action either required or permitted by the Business Corporation Act of Mississippi, the Corporation's Articles of Incorporation, or these Bylaws, to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. [79-4-8.21] SECTION 2.11. Compensation.
         Directors shall be entitled to a fee for attendance at each regular or special meeting of the Board of Directors, or a committee of the Board, and in otherwise performing duties as such directors, and/or to a monthly or annual fee or salary, provided that no fees or salaries shall be paid to those directors who are officers or employees, other than retired employees, who are on a fixed basis of compensation from the Company or any subsidiary or affiliated company and who have duties and responsibilities to such companies other than those arising from the office of director. Directors shall be reimbursed for actual expenses incurred in attending meetings of the Board of Directors or any committee thereof and in otherwise performing duties as such directors or in lieu thereof to an allowance for expenses. The amount of fee or salary paid to directors and expense allowance, if any, shall be fixed by the Board of Directors. [79-4-8.11] SECTION 2.12. Executive and Other Committees.
         The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, including without limitation Audit and Compensation Committees, each consisting of three or more directors, and each of which committees may act by a majority of its members. Such Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. Provided, however, notwithstanding anything to the contrary herein, the Executive Committee and all other committees established by the Board shall have no power or authority to take any action specifically prohibited under the Mississippi Business Corporation Act, Section 79-4-8.25(e), or any successor statute. Unless otherwise specifically permitted by the Board, the rules promulgated by these Bylaws with respect to meetings of directors, notice, quorums, voting and other procedures at such meetings shall be applicable to meetings of committees established by the Board. [79-4-8.25] SECTION 2.13. Interest of Director in Corporate Act.
         A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation, either as vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority or a quorum of the Board of Directors or the Executive Committee, without counting in such majority or quorum any directors so interested or being a member of a firm so interested or a shareholder or director of a corporation so interested, or (2) by vote at a stockholders' meeting of the holders of a majority of all the outstanding shares of the stock of the Corporation entitled to vote or by a writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of this Corporation authorized, ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.

                                   ARTICLE III
                                    Officers
SECTION 3.01.  Number.
         The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary and a Treasurer, and such number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board of Directors may from time to time determine. The Board of Directors may from time to time, but shall not be required to, establish the office of Chairman of the Board and may, but shall not be required to, designate the holder of such office, if established, as Chief Executive Officer of the Corporation. The Board of Directors may choose such other agents as it shall deem necessary. Any number of offices may be held by the same person, except the offices of President and Secretary.
[79-4-8.40]
SECTION 3.02.  Terms of Office.
         Each officer shall hold his office until the next election of officers and until his successor is chosen and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Vacancies in any office shall be filled by the Board of Directors.
SECTION 3.03. Removal of Officers.
         Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. [79-4-8.43(b)] SECTION 3.04. Authority.
         The officers of the Corporation shall have such duties as usually pertain to their offices, except as modified by the Board of Directors and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors. Notwithstanding the provisions of Section 3.01 hereof, in the event of the absence or inability of the President to act, the powers and duties of the President shall, subject to the control of the Board of Directors, devolve successively upon such other persons as shall have been designated in a resolution adopted by the Board of Directors, and in accordance with the order of succession set forth therein. [79-4-8.41]
                                   ARTICLE IV
                    Indemnification of Directors and Officers
SECTION 4.01.  Indemnification and Related Matters.
         To the fullest extent permitted by law, the Company shall indemnify each person made, or threatened to be made, a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, and whether by or in the right of the Company or otherwise, by reason of the fact that such person, or such person's testator or intestate, is or was a director, officer or was an employee of the Company holding one or more management positions through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Company, against all loss and expense actually or reasonably incurred by him including, without limiting the generality of the foregoing, judgments, fines, penalties, liabilities, sanctions, and amounts paid in settlement and attorney's fees and disbursements actually and necessarily incurred by him in defense of such action or proceeding, or any appeal therefrom. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
         In any case in which a director, officer of the Company or employee of the Company holding one or more Management Positions requests indemnification with respect to the defense of any such claim, action or suit or proceedings, the Company may advance expenses (including attorney's fees) incurred by such person prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of such person to repay amounts advanced if it shall ultimately be determined that such person was not entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or such person personally obtained an economic benefit including a financial profit or other advantage to which such person was not legally entitled.
         Without limiting the generality of the foregoing provision, no former, present or future director or officer of the Company or employee of the Company holding one or more management positions, or his heirs, executors or administrators, shall be liable for any undertaking entered into by the Company or its subsidiaries or affiliates as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any undertaking entered into by the Company due to environmental requirements including all legally enforceable environmental compliance obligations imposed by federal, state or local statute, regulation, permit, judicial or administrative decree, order and judgment or other similar means, or any undertaking entered into by the Company pursuant to any approved Company compliance plan or any federal or state or municipal ordinance which directly or indirectly regulates the Company, or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies or subsidiaries of public utility holding companies.
         The foregoing rights shall not be exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring any such expenses and liabilities.
         If any word, clause or provision of the Bylaws or any indemnification made under this Section 4.01 shall for any reason be determined to be invalid, the remaining provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the Bylaws, means the masculine and feminine wherever applicable. [79-4-8.51, 79-4-8.52, 79-4-8.53, 79-4-8.55 & 79-4-8.56] SECTION 4.02. Liability Insurance.
         The Company may purchase and maintain insurance on behalf of any person described in Section 4.01 against any liability or expense (including attorney's fees) which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability or expense under this Article IV or otherwise. [79-4-8.57]

                                    ARTICLE V
                                  Capital Stock
SECTION 5.01.  Stock Certificates.
         Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President or a Vice President of the Corporation, and by the Secretary or an Assistant Secretary of the Corporation, one of which may be facsimile signature, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may both be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
         The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation and registered as they are issued. They shall exhibit the name of the registered holder and shall certify the number of shares owned by him. [79-4-6.25] SECTION 5.02. Registered Holders.
         Prior to due presentment for registration of transfer of any security of the Corporation in registered form, the Corporation shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Corporation shall have notice thereof, except as otherwise provided by the laws of the State of Mississippi. SECTION
5.03. Transfers.
         The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor duly endorsed, or in any other manner prescribed by the laws of the State of Mississippi.
SECTION 5.04.  Replacement Certificates.
         The Corporation may issue a new certificate of stock in place of any certificates theretofore issued by it, alleged to have been lost or destroyed, provided the person seeking the issuance of the new certificate shall be the owner or satisfy the Corporation he is the owner of the stock certificate alleged to have been lost or destroyed, and the directors shall require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. The issuance of a new certificate, as herein above provided, shall not relieve the Corporation or the directors from corporate or personal liability in damages to any person to whom the original certificate has been or shall be transferred for value without notice of the issuance of the new certificate.

                                   ARTICLE VI
                                  Miscellaneous
SECTION 6.01.  Seal.

          The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

SECTION 6.02.  Checks.

         The Board of Directors is authorized to select such depositories as they shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed by such officers or such other persons as may be specified by the Board of Directors.
SECTION 6.03.  Loans.
         No loans shall be made by the Corporation to its officers or directors, except in the amounts and under the same terms and conditions as available to all regular employees of the Corporation, and no loans shall be made by the Corporation secured by its shares.
SECTION 6.04.  Amendment of Bylaws.
         These Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any director, except that any Bylaw adopted by such holders shall not be amended or repealed by the Board of Directors. [79-4-10.20]
SECTION 6.05. Section Headings and References.
         The headings of the Articles and Sections of these Bylaws and the bracketed references to the Mississippi Business Corporation Act have been inserted for convenience of reference only and shall not be deemed to be a part of these Bylaws.


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SELECTION OF DIRECTORS
----------------------

Unaffiliated or outside directors are selected on the basis of their business or professional ability and recognized leadership. The selection process ordinarily is the responsibility of the Chief Executive Officer.

Advice is sought from many sources, including members of the Board of Directors, business leaders and others, before making an election recommendation.

Directors selected include a mix if disciplines to ensure a well-rounded board of persons with proven abilities.

COMPOSITION OF THE BOARD OF DIRECTORS
-------------------------------------

As prescribed by the Mississippi Business Corporation Act, effective January 1, 1988, and the Bylaws of the Company, the business and affairs of the Company are managed by its Board of Directors. The Bylaws establish a variable range for the size of the board by fixing the minimum number at three and the maximum at fifteen. The number of directors to serve within the minimum and maximum range is determined at the annual meeting or any special meeting of the shareholders entitled to vote for the election of directors. The terms of all directors expire at the next annual shareholders meeting following their election.

Directors are not required to be residents of Mississippi or shareholders of the Company.

Members of the Board of Directors are classified as outside directors, employee directors or advisory directors.

Outside directors are those who are not employees of the Company or an affiliated company of Southern Company. An outside director is eligible to serve as a director until reaching his or her 70th birthday.

Employee directors are employees of the Company or an affiliated company of Southern Company. An employee director may not serve as a director after ceasing to be an executive employee, whether by resignation, retirement or other cause.

Following retirement, the Chief Executive Officer of the Company, upon invitation and election by the Board of Directors, may serve as an advisory director. An advisory director may serve until reaching age 70. The term of office for an advisory director terminates when he or she is no longer eligible, or on the date of the annual meeting of the Board of Directors following the annual meeting of shareholders. An advisory director may be reappointed at the annual meeting of the board. An advisory director has all the privileges of a regular director except the right to vote.